KPMG LLP
Chartered Accountants
PO Box 10426 777 Dunsmuir Street
Vancouver BC V7Y 1K3
Canada

Telephone (604) 691-3000
Fax (604) 691-3031
Internet www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Eldorado Gold Corporation.

We consent to the use of our audit reports, each dated February 20, 2014, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, incorporated by reference herein from the Annual Report on Form 40-F of Eldorado Gold Corporation for the year ended December 31, 2013.

KPMG LLP

Chartered Accountants

Vancouver, Canada
August 5, 2014